Exhibit 99.1

Alan A. Villalon, Chief Financial Officer 952.417.3733 (Office)

FOR RELEASE (01.28.2025)

ALERUS FINANCIAL CORPORATION REPORTS

Fourth QUARTER 2024 NET INCOME OF $3.2 MILLION

MINNEAPOLIS, MN (January 28, 2025) – Alerus Financial Corporation (Nasdaq: ALRS), or the Company, reported net income of $3.2 million for the fourth quarter of 2024, or $0.13 per diluted common share, compared to net income of $5.2 million, or $0.26 per diluted common share, for the third quarter of 2024, and net loss of $14.8 million, or ($0.73) per diluted common share, for the fourth quarter of 2023.

CEO Comments

President and Chief Executive Officer Katie Lorenson said, “We are pleased to end 2024 with a solid quarter on across-the-board improvements to our performance metrics. The fourth quarter of 2024 was highlighted by the closing and conversion of HMN Financial, Inc. (“HMNF”), the largest acquisition in our Company history, and we welcome HMNF’s employees to the Alerus team. The combination of HMNF and meaningful organic growth in our underlying core business, drove an increase in earnings per share by a robust 41.9% versus the prior quarter. Notably, the net interest margin expanded 97 basis points, while our adjusted efficiency ratio improved significantly with a decrease to 69.0% from 77.7% in the third quarter.

For the full year 2024, we achieved market share gains and strong client base growth across all our business lines with our noninterest income, which represents nearly half of our total revenues. Noninterest income grew 19.4% quarter-over-quarter.

We enter 2025 with positive momentum and plan to continue making long term investments to support and grow our diversified revenue streams while continuing to prudently manage our expenses. While our capital ratios declined in the fourth quarter due to the HMNF acquisition, we remain above all well-capitalized thresholds and expect to build capital in 2025. We bolstered our reserves with the allowance for credit losses on loans to total loans moving up to 1.50%, while we continue to proactively identify and manage credit normalization.

Looking ahead, we remain committed to driving sustainable growth and delivering value to our shareholders. Our strategic focus on organic growth, diversification, valuable fee income, and maintaining strong asset quality will continue to guide our efforts in 2025 and beyond.

I want to thank all our team members - both the new team from HMNF and the long tenured legacy team - for your hard work, dedication and invaluable contributions supporting our company, our clients and our communities in 2024. Together, we will continue to build on our successes and return Alerus to top tier financial results.”

Fourth Quarter Highlights

■	Adjusted earnings per common share (non-GAAP) of $0.44 in the fourth quarter of 2024, an increase of 41.9% from $0.31 in the third quarter of 2024.
■	Completed the acquisition of HMN Financial, Inc. and its subsidiary, Home Federal Savings Bank (together, “HMNF”) in the fourth quarter of 2024, the 26th and largest acquisition in the Company’s history.
■	Total loans were $4.0 billion as of December 31, 2024, an increase of $1.0 billion, or 31.7%, from September 30, 2024.
■	Total deposits were $4.4 billion as of December 31, 2024, an increase of $1.1 billion, or 31.7%, from September 30, 2024.
■	Non-interest bearing deposits were $903.5 million as of December 31, 2024, an increase of $245.9 million, or 37.4%, from September 30, 2024.
■	The loan to deposit ratio remained stable at 91.2% as of both December 31, 2024 and September 30, 2024.
■	Net interest income was $38.3 million in the fourth quarter of 2024, an increase of 69.8% from $22.5 million in the third quarter of 2024.
■	Net interest margin was 3.20% in the fourth quarter of 2024, an increase of 97 basis points from 2.23% in the third quarter of 2024.
■	Noninterest income was $33.9 million in the fourth quarter of 2024, which represented 46.9% of total revenues, an increase of 19.4% from $28.4 million in the third quarter of 2024.
■	Adjusted pre-provision net revenue was $18.2 million in the fourth quarter of 2024, an increase of 88.6% from $9.7 million in the third quarter of 2024.
■	Adjusted efficiency ratio (non-GAAP) was 69.0% in the fourth quarter of 2024, improved from 77.7% in the third quarter of 2024.
■	Allowance for credit losses on loans to total loans was 1.50% as of December 31, 2024, an increase of 21 basis points from 1.29% as of September 30, 2024.
■	Adjusted return on average tangible common equity (non-GAAP) was 14.7% in the fourth quarter of 2024, an increase from 9.0% in the third quarter of 2024.
■	Book value per common share was $19.68 as of December 31, 2024, a 0.8% increase from $19.53 as of September 30, 2024.

Full Year 2024 Highlights

■	Adjusted earnings per common share (non-GAAP) of $1.44 for the year ended December 31, 2024, a decrease of 0.7% from $1.45 for the year ended December 31, 2023.
■	Total loans were $4.0 billion as of December 31, 2024, an increase of $1.2 billion, or 44.7%, from December 31, 2023.
■	Total deposits were $4.4 billion as of December 31, 2024, an increase of $1.3 billion, or 41.4%, from December 31, 2023.
■	Non-interest bearing deposits were $903.5 million as of December 31, 2024, an increase of $175.4 million, or 24.1%, from December 31, 2023.
■	Net interest income was $107.0 million for the year ended December 31, 2024, an increase of 21.9% from $87.8 million for the year ended December 31, 2023.
■	Net interest margin was 2.56% for the year ended December 31, 2024, an increase of 10 basis points from 2.46% for the year ended December 31, 2023.
■	Noninterest income was $114.9 million for the year ended December 31, 2024, which represented 51.8% of total revenues, an increase of 43.3% from $80.2 million for the year ended December 31, 2023.
■	Total assets under administration/management at December 31, 2024 were $45.3 billion, an 11.3% increase from December 31, 2023.
■	Adjusted pre-provision net revenue was $50.2 for the year ended December 31, 2024, an increase of 24.3% from $40.4 million for the year ended December 31, 2023.
■	Adjusted efficiency ratio (non-GAAP) was 73.4% for the year ended December 31, 2024, improved from 75.5% for the year ended December 31, 2023.
■	Allowance for credit losses on loans to total loans was 1.50% as of December 31, 2024, an increase of 20 basis points from 1.30% as of December 31, 2023.
■	Book value per common share was $19.68 as of December 31, 2024, a 5.2% increase from $18.71 as of December 31, 2023.
■	Dividends paid per common share totaled $0.79 for the year ended December 31, 2024, an increase of 5.3% from $0.75 for the year ended December 31, 2023.

Selected Financial Data (unaudited)

	As of and for the
	Three months ended			Year ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(dollars and shares in thousands, except per share data)	2024	2024	2023	2024	2023
Performance Ratios
Return on average total assets	0.24%	0.48%	(1.51)%	0.47%	0.31%
Adjusted return on average total assets (1)	0.83%	0.57%	0.52%	0.68%	0.77%
Return on average common equity	2.68%	5.52%	(16.75)%	5.30%	3.26%
Return on average tangible common equity (1)	6.01%	7.83%	(18.85)%	8.16%	5.37%
Adjusted return on average tangible common equity (1)	14.65%	9.04%	8.38%	11.15%	11.30%
Noninterest income as a % of revenue	46.94%	55.72%	3.54%	51.78%	47.74%
Net interest margin (tax-equivalent)	3.20%	2.23%	2.37%	2.56%	2.46%
Adjusted net interest margin (tax-equivalent) (1)	2.81%	2.35%	2.31%	2.53%	2.42%
Efficiency ratio (1)	73.36%	80.29%	165.40%	75.93%	85.85%
Adjusted efficiency ratio (1)	68.97%	77.71%	78.18%	73.44%	75.50%
Net charge-offs/(recoveries) to average loans	0.13%	0.04%	(0.04)%	0.13%	(0.04)%
Dividend payout ratio	153.85%	76.92%	(26.03)%	80.61%	129.31%
Per Common Share
Earnings per common share - basic	$0.13	$0.26	$(0.73)	$1.00	$0.59
Earnings per common share - diluted	$0.13	$0.26	$(0.73)	$0.98	$0.58
Adjusted earnings per common share - diluted (1)	$0.44	$0.31	$0.26	$1.44	$1.45
Dividends declared per common share	$0.20	$0.20	$0.19	$0.79	$0.75
Book value per common share	$19.68	$19.53	$18.71
Tangible book value per common share (1)	$14.49	$16.50	$15.46
Average common shares outstanding - basic	24,857	19,788	19,761	21,047	19,922
Average common shares outstanding - diluted	25,144	20,075	19,996	21,321	20,143
Other Data
Retirement and benefit services assets under administration/management	$40,728,699	$41,249,280	$36,682,425
Wealth management assets under administration/management	$4,579,189	$4,397,505	$4,018,846
Mortgage originations	$88,576	$82,388	$65,488	$334,318	$364,114

(1)    Represents a non-GAAP financial measure. See “Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Financial Measures.”

Results of Operations

Net Interest Income

Net interest income for the fourth quarter of 2024 was $38.3 million, a $15.7 million, or 69.8%, increase from the third quarter of 2024. The increase was primarily due to increased interest income on higher earning assets acquired in the HMNF transaction, organic loan growth, and lower average rates paid on deposit balances.

Net interest income increased $16.7 million, or 77.6%, from $21.6 million for the fourth quarter of 2023. Interest income increased $22.6 million, or 50.6%, from the fourth quarter of 2023, primarily driven by higher earning assets acquired in the HMNF transaction, strong organic loan growth at higher yields, and purchase accounting accretion. The increase in interest income was partially offset by a $5.9 million, or 25.4%, increase in interest expense, driven by an increase in interest-bearing deposits from the acquisition of HMNF and organic deposit growth.

Net interest margin (on a tax-equivalent basis) was 3.20% for the fourth quarter of 2024, a 97 basis point increase from 2.23% for the third quarter of 2024, and an 83 basis point increase from 2.37% for the fourth quarter of 2023. The increase in net interest margin (on a tax-equivalent basis) was mainly attributable to purchase accounting accretion, lower rates paid on deposits in the fourth quarter, the unwinding of the Bank Term Funding Program (“BTFP”) arbitrage trade late in the third quarter of 2024, and organic loan and deposit growth.

Noninterest Income

Noninterest income for the fourth quarter of 2024 was $33.9 million, a $5.5 million increase from the third quarter of 2024. The quarter over quarter increase was primarily driven by improvement across all fee-based businesses. Mortgage banking revenue increased $1.1 million, from $2.6 million in the third quarter of 2024, primarily driven by higher mortgage originations and higher margins on sold mortgages. Wealth revenue increased $0.3 million during the fourth quarter of 2024, a 4.9% increase from the third quarter of 2024, primarily driven by the acquisition of HMNF. Retirement and benefit services revenue increased $0.3 million in the fourth quarter of 2024, a 2.1% increase from the third quarter of 2024, primarily driven by nonmarket-based fees. Combined assets under administration/management in wealth and retirement and benefit services decreased 0.7% from September 30, 2024. The slight decrease in combined assets under administration/management was primarily due to stable equity and bond markets. Additionally, other noninterest income increased $3.6 million during the fourth quarter of 2024, a 144.9% increase from the third quarter of 2024, primarily due to a gain on the sale of fixed assets related to the sale of a Fargo, North Dakota office and increased swap fee income generated from commercial loan originations.

Noninterest income for the fourth quarter of 2024 increased by $33.1 million from the fourth quarter of 2023. The year over year increase was primarily driven by the strategic balance sheet repositioning transaction completed in the fourth quarter of 2023, which resulted in a $24.6 million loss on the sale of investment securities. Year over year, the fee-based businesses each showed improvement. Mortgage banking revenue increased $2.4 million, from $1.3 million in the fourth quarter of 2023, primarily driven by higher mortgage originations and higher margins on sold mortgages. Retirement and benefit services revenue increased $1.2 million, or 7.6%, from $15.3 million in the fourth quarter of 2023, primarily driven by an increase in assets under administration/management of 11.0% during that same period. Wealth revenue increased $1.1 million, or 18.0%, in the fourth quarter of 2024, primarily driven by an increase in assets under administration/management of 13.9% during that same period. Other noninterest income increased $3.5 million, or 137.0%, in the fourth quarter of 2024 compared to the fourth quarter of 2023, primarily due to a gain on the sale of fixed assets related to the sale of a Fargo, North Dakota office and increased swap fee income generated from commercial loan originations.

Noninterest Expense

Noninterest expense for the fourth quarter of 2024 was $56.0 million, a $13.6 million, or 32.0%, increase from the third quarter of 2024. The quarter over quarter increase was primarily driven by the acquisition of HMNF and related expenses. Compensation expense increased $5.6 million, or 26.6%, from the third quarter of 2024, primarily driven by acquisition-related compensation expenses, experienced talent acquisitions, and increased labor costs. Professional fees and assessments increased $2.3 million, or 53.0%, from the third quarter of 2024, primarily driven by increased acquisition-related expenses of $1.6 million. Business services, software and technology expense increased $2.1 million, or 42.1%, from the third quarter of 2024, primarily driven by increased core processing fees and equipment purchases in connection with the HMNF acquisition. Intangible amortization expense was $2.8 million, a $1.5 million increase from the third quarter of 2024, primarily driven by amortization expense related to the $33.5 million core deposit intangible recorded in connection with the HMNF acquisition.

Noninterest expense for the fourth quarter of 2024 increased $17.4 million, or 44.9%, from $38.7 million in the fourth quarter of 2023. The increase was primarily driven by the acquisition of HMNF and related expenses. Compensation expense increased $7.4 million, or 38.7%, in the fourth quarter of 2024, primarily due to acquisition-related compensation expenses and increased labor costs. Professional fees and assessments increased primarily due to increased acquisition-related expenses of $3.3 million in connection with the acquisition of HMNF and an increase in Federal Deposit Insurance Corporation (“FDIC”) assessments. Employee taxes and benefits expense increased $1.7 million, or 36.4%, primarily due to increased expense related to the employee stock ownership program (“ESOP”) and costs related to group insurance. Business services, software and technology expense increased $1.2 million, or 22.0%, in the fourth quarter of 2024, primarily driven by increased core processing fees and equipment purchases in connection with the HMNF acquisition. Intangible amortization expense increased $1.5 million in the fourth quarter of 2024, primarily driven by amortization expense related to the $33.5 million core deposit intangible recorded in connection with the HMNF acquisition.

Financial Condition

Total assets were $5.3 billion as of December 31, 2024, an increase of $1.4 billion, or 34.7%, from December 31, 2023. The increase was primarily due to a $1.2 billion increase in loans, a $101.3 million increase in available-for-sale investment securities, a $40.8 million increase in goodwill, and a $26.7 million increase in other intangible assets, partially offset by a decrease of $68.7 million in cash and cash equivalents and a decrease of $23.9 million in held-to-maturity investment securities. The increase in goodwill and other intangible assets was related to the acquisition of HMNF.

Loans

Total loans were $4.0 billion as of December 31, 2024, an increase of $1.2 billion, or 44.7%, from December 31, 2023. The increase was primarily driven by a $938.0 million increase in commercial loans and a $294.9 million increase in consumer loans.

The following table presents the composition of our loan portfolio as of the dates indicated:

	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands)	2024	2024	2024	2024	2023
Commercial
Commercial and industrial	$666,727	$606,245	$591,779	$575,259	$562,180
Commercial real estate
Construction, land and development	294,677	173,629	161,751	125,966	124,034
Multifamily	363,123	275,377	242,041	260,609	245,103
Non-owner occupied	967,025	686,071	647,776	565,979	569,354
Owner occupied	371,418	296,366	283,356	285,211	271,623
Total commercial real estate	1,996,243	1,431,443	1,334,924	1,237,765	1,210,114
Agricultural
Land	61,299	45,821	41,410	41,149	40,832
Production	63,008	39,436	40,549	36,436	36,141
Total agricultural	124,307	85,257	81,959	77,585	76,973
Total commercial	2,787,277	2,122,945	2,008,662	1,890,609	1,849,267
Consumer
Residential real estate
First lien	921,019	690,451	686,286	703,726	697,900
Construction	33,547	11,808	22,573	18,425	28,979
HELOC	162,509	134,301	126,211	120,501	118,315
Junior lien	44,060	36,445	36,323	36,381	35,819
Total residential real estate	1,161,135	873,005	871,393	879,033	881,013
Other consumer	44,122	36,393	35,737	29,833	29,303
Total consumer	1,205,257	909,398	907,130	908,866	910,316
Total loans	$3,992,534	$3,032,343	$2,915,792	$2,799,475	$2,759,583

Deposits

Total deposits were $4.4 billion as of December 31, 2024, an increase of $1.3 billion, or 41.4%, from December 31, 2023. Interest-bearing deposits increased $1.1 billion and noninterest-bearing deposits increased $175.4 million, from December 31, 2023. The increase in total deposits was due primarily to the recent acquisition of HMNF, expanded and new commercial deposit relationships, and synergistic deposit growth. Synergistic deposits were $973.6 million as of December 31, 2024, an increase of $122.0 million, or 14.3%, from December 31, 2023.

The following table presents the composition of the Company’s deposit portfolio as of the dates indicated:

	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands)	2024	2024	2024	2024	2023
Noninterest-bearing demand	$903,466	$657,547	$701,428	$692,500	$728,082
Interest-bearing
Interest-bearing demand	1,220,173	1,034,694	1,003,585	938,751	840,711
Savings accounts	165,882	75,675	79,747	82,727	82,485
Money market savings	1,381,924	1,067,187	1,022,470	1,114,262	1,032,771
Time deposits	706,965	488,447	491,345	456,729	411,562
Total interest-bearing	3,474,944	2,666,003	2,597,147	2,592,469	2,367,529
Total deposits	$4,378,410	$3,323,550	$3,298,575	$3,284,969	$3,095,611

Asset Quality

Total nonperforming assets were $62.9 million as of December 31, 2024, an increase of $54.1 million from December 31, 2023. $25.0 million of the increase was due to one construction, land and development loan moving to nonaccrual status in the second quarter of 2024. During the third and fourth quarters of 2024, management elected to make protective advances totaling $5.4 million in order for construction to continue on the project. Management is actively working with the borrower on strategies to complete construction, preserve value, and support repayment of the loan. One large residential real estate relationship and one CRE non-owner occupied loan moving to nonaccrual status during the third quarter of 2024 also contributed $13.6 million to the increase. A further $1.5 million of the increase in the fourth quarter of 2024 was driven by loans acquired from HMNF. Nonperforming assets included one loan over 90 days past due and still on accrual. This loan was renewed subsequent to year end.

As of December 31, 2024, the allowance for credit losses on loans was $59.9 million, or 1.50% of total loans, compared to $35.8 million, or 1.30% of total loans, as of December 31, 2023.

The following table presents selected asset quality data as of and for the periods indicated:

	As of and for the three months ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands)	2024	2024	2024	2024	2023
Nonaccrual loans	$54,433	$48,026	$27,618	$7,345	$8,596
Accruing loans 90+ days past due	8,453	—	—	—	139
Total nonperforming loans	62,886	48,026	27,618	7,345	8,735
OREO and repossessed assets	—	—	—	3	32
Total nonperforming assets	$62,886	$48,026	$27,618	$7,348	$8,767
Net charge-offs/(recoveries)	1,258	316	2,522	58	(238)
Net charge-offs/(recoveries) to average loans	0.13%	0.04%	0.36%	0.01%	(0.04)%
Nonperforming loans to total loans	1.58%	1.58%	0.95%	0.26%	0.32%
Nonperforming assets to total assets	1.19%	1.18%	0.63%	0.17%	0.22%
Allowance for credit losses on loans to total loans	1.50%	1.29%	1.31%	1.31%	1.30%
Allowance for credit losses on loans to nonperforming loans	95%	82%	139%	498%	410%

For the fourth quarter of 2024, the Company had net charge-offs of $1.3 million, compared to net charge-offs of $0.3 million for the third quarter of 2024 and net recoveries of $0.2 million for the fourth quarter of 2023. The quarter-over-quarter increase in net charge-offs was driven by a $0.6 million charge-off of one residential real estate loan and a $0.4 million charge-off of one commercial and industrial loan in the fourth quarter of 2024.

The Company recorded a provision for credit losses of $12.0 million for the fourth quarter of 2024, compared to a provision for credit losses of $1.7 million for the third quarter of 2024 and a provision for credit losses of $1.5 million for the fourth quarter of 2023. The provision for credit losses for the fourth quarter of 2024 was primarily driven by a $7.8 million day one provision for credit losses and unfunded commitment reserve related to the acquisition of HMNF, as well as loan growth and an increase in nonaccrual loans.

The unearned fair value adjustments on acquired loan portfolios were $70.6 million and $5.2 million as of December 31, 2024 and 2023, respectively.

Capital

Total stockholders’ equity was $498.7 million as of December 31, 2024, an increase of $129.6 million from December 31, 2023. This change was primarily driven by the issuance of stock in connection with to the acquisition of HMNF. Tangible book value per common share (non-GAAP) decreased to $14.49 as of December 31, 2024, from $15.46 as of December 31, 2023. Tangible common equity to tangible assets (non-GAAP) decreased to 7.15% as of December 31, 2024, from 7.94% as of December 31, 2023. Common equity tier 1 capital to risk weighted assets decreased to 9.98% as of December 31, 2024, from 11.82% as of December 31, 2023.

The following table presents our capital ratios as of the dates indicated:

	December 31,	September 30,	December 31,
	2024	2024	2023
Capital Ratios(1)
Alerus Financial Corporation Consolidated
Common equity tier 1 capital to risk weighted assets	9.98%	11.12%	11.82%
Tier 1 capital to risk weighted assets	10.18%	11.38%	12.10%
Total capital to risk weighted assets	12.55%	14.04%	14.76%
Tier 1 capital to average assets	8.68%	9.30%	10.57%
Tangible common equity / tangible assets (2)	7.15%	8.11%	7.94%

Alerus Financial, N.A.
Common equity tier 1 capital to risk weighted assets	10.19%	10.73%	11.40%
Tier 1 capital to risk weighted assets	10.19%	10.73%	11.40%
Total capital to risk weighted assets	11.44%	11.98%	12.51%
Tier 1 capital to average assets	8.66%	8.90%	9.92%

(1)	Capital ratios for the current quarter are to be considered preliminary until the Call Report for Alerus Financial, N.A. is filed.
(2)	Represents a non-GAAP financial measure. See “Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Financial Measures.”

Conference Call

The Company will host a conference call at 11:00 a.m. Central Time on Wednesday, January 29, 2024, to discuss its financial results. Attendees are encouraged to register ahead of time for the call at investors.alerus.com. The call can also be accessed via telephone at +1 (833) 470-1428, using access code 092113. A recording of the call and transcript will be available on the Company’s investor relations website at investors.alerus.com following the call.

About Alerus Financial Corporation

Alerus Financial Corporation (Nasdaq: ALRS) is a commercial wealth bank and national retirement services provider with corporate offices in Grand Forks, North Dakota, and the Minneapolis-St. Paul, Minnesota metropolitan area. Through its subsidiary, Alerus Financial, National Association, Alerus provides diversified and comprehensive financial solutions to business and consumer clients, including banking, wealth services, and retirement and benefit plans and services. Alerus provides clients with a primary point of contact to help fully understand their unique needs and delivery channel preferences. Clients are provided with competitive products, valuable insight, and sound advice supported by digital solutions designed to meet their needs.

Alerus operates 29 banking and commercial wealth offices, with locations in Grand Forks and Fargo, North Dakota; the Minneapolis-St. Paul, Minnesota metropolitan area; Rochester, Minnesota; Southern Minnesota area; Marshalltown, Iowa; Pewaukee, Wisconsin; and Phoenix and Scottsdale, Arizona. Alerus also operates a commercial wealth office in La Crosse, Wisconsin. The Alerus Retirement and Benefit business serves advisors, brokers, employers, and plan participants across the United States.

Non-GAAP Financial Measures

Some of the financial measures included in this press release are not measures of financial performance recognized by U.S. Generally Accepted Accounting Principles, or GAAP. These non-GAAP financial measures include the ratio of tangible common equity to tangible assets, tangible book value per common share, return on average tangible common equity, efficiency ratio, pre-provision net revenue, adjusted noninterest income, adjusted noninterest expense, adjusted pre-provision net revenue, adjusted efficiency ratio, adjusted net income, adjusted return on average assets, adjusted return on average tangible common equity, net interest margin (tax-equivalent), adjusted net interest margin (tax-equivalent), and adjusted earnings per common share - diluted. Management uses these non-GAAP financial measures in its analysis of its performance, and believes financial analysts and investors frequently use these measures, and other similar measures, to evaluate capital adequacy and financial performance. Reconciliations of non-GAAP disclosures used in this press release to the comparable GAAP measures are provided in the accompanying tables. Management, banking regulators, many financial analysts and other investors use these measures in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, which typically stem from the use of the purchase accounting method of accounting for mergers and acquisitions.

These non-GAAP financial measures should not be considered in isolation or as a substitute for total stockholders’ equity, total assets, book value per share, return on average assets, return on average equity, or any other measure calculated in accordance with GAAP. Moreover, the manner in which the Company calculates these non-GAAP financial measures may differ from that of other companies reporting measures with similar names.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of Alerus Financial Corporation. These statements are often, but not always, identified by words such as “may”, “might”, “should”, “could”, “predict”, “potential”, “believe”, “expect”, “continue”, “will”, “anticipate”, “seek”, “estimate”, “intend”, “plan”, “projection”, “would”, “annualized”, “target” and “outlook”, or the negative version of those words or other comparable words of a future or forward-looking nature. Examples of forward-looking statements include, among others, statements the Company makes regarding our projected growth, anticipated future financial performance, financial condition, credit quality, management’s long-term performance goals, and the future plans and prospects of Alerus Financial Corporation.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in forward-looking statements include, among others, the following: interest rate risk, including the effects of changes in interest rates; effects on the U.S. economy resulting from the implementation of policies proposed by the new presidential administration, including tariffs, mass deportations, and tax regulations; our ability to successfully manage credit risk, including in the CRE portfolio, and maintain an adequate level of allowance for credit losses; business and economic conditions generally and in the financial services industry, nationally and within our market areas, including the level and impact of inflation rates and possible recession; the effects of recent developments and events in the financial services industry, including the large-scale deposit withdrawals over a short period of time that resulted in several bank failures; our ability to raise additional capital to implement our business plan; the overall health of the local and national real estate market; credit risks and risks from concentrations (by type of borrower, geographic area, collateral, and industry) within our loan portfolio; the concentration of large loans to certain borrowers (including CRE loans); the level of nonperforming assets on our balance sheet; our ability to implement our organic and acquisition growth strategies, including the integration of HMNF which the Company acquired in the fourth quarter of 2024; the commencement, cost, and outcome of litigation and other legal proceedings and regulatory actions against us or to which the Company may become subject, including with respect to pending actions relating to the Company’s previous ESOP fiduciary services commenced by government or private parties; the impact of economic or market conditions on our fee-based services; our ability to continue to grow our retirement and benefit services business; our ability to continue to originate a sufficient volume of residential mortgages; the occurrence of fraudulent activity, breaches or failures of our or our third-party vendors’ information security controls or cybersecurity-related incidents, including as a result of sophisticated attacks using artificial intelligence and similar tools or as a result of insider fraud; interruptions involving our information technology and telecommunications systems or third-party servicers; potential losses incurred in connection with mortgage loan repurchases; the composition of our executive management team and our ability to attract and retain key personnel; rapid and expensive technological change in the financial services industry; increased competition in the financial services industry, including from non-banks such as credit unions, Fintech companies and digital asset service providers; our ability to successfully manage liquidity risk, including our need to access higher cost sources of funds such as fed funds purchased and short-term borrowings; the concentration of large deposits from certain clients, including those who have balances above current FDIC insurance limits; the effectiveness of our risk management framework; potential impairment to the goodwill the Company recorded in connection with our past acquisitions, including the acquisitions of Metro Phoenix Bank and HMNF; the extensive regulatory framework that applies to us; the impact of recent and future legislative and regulatory changes, including in response to prior bank failures; new or revised accounting standards, as may be adopted by state and federal regulatory agencies, the Financial Accounting Standards Board, the Securities and Exchange Commission (the “SEC”) or the Public Company Accounting Oversight Board; fluctuations in the values of the securities held in our securities portfolio, including as a result of changes in interest rates; governmental monetary, trade and fiscal policies; risks related to climate change and the negative impact it may have on our customers and their businesses; severe weather and natural disasters, and widespread disease or pandemics; acts of war or terrorism, including ongoing conflicts in the Middle East and Russian invasion of Ukraine, or other adverse external events; any material weaknesses in our internal control over financial reporting; changes to U.S. or state tax laws, regulations and governmental policies concerning our general business, including changes in interpretation or prioritization and changes in response to prior bank failures; talent and labor shortages and employee turnover; our success at managing the risks involved in the foregoing items; and any other risks described in the “Risk Factors” sections of the reports filed by Alerus Financial Corporation with the SEC.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Alerus Financial Corporation and Subsidiaries

Consolidated Balance Sheets

(dollars in thousands, except share and per share data)

	December 31,	December 31,
	2024	2023
Assets	(Unaudited)
Cash and cash equivalents	$61,239	$129,893
Investment securities
Trading, at fair value	3,309	—
Available-for-sale, at fair value	588,053	486,736
Held-to-maturity, at amortized cost (with an allowance for credit losses on investments of $131 and $213, respectively)	275,585	299,515
Loans held for sale	16,518	11,497
Loans	3,992,534	2,759,583
Allowance for credit losses on loans	(59,929)	(35,843)
Net loans	3,932,605	2,723,740
Land, premises and equipment, net	39,780	17,940
Operating lease right-of-use assets	13,438	5,436
Accrued interest receivable	20,075	15,700
Bank-owned life insurance	36,033	33,236
Goodwill	87,564	46,783
Other intangible assets	43,882	17,158
Servicing rights	7,918	2,052
Deferred income taxes, net	48,766	34,595
Other assets	90,543	83,432
Total assets	$5,265,308	$3,907,713
Liabilities and Stockholders’ Equity
Deposits
Noninterest-bearing	$903,466	$728,082
Interest-bearing	3,474,944	2,367,529
Total deposits	4,378,410	3,095,611
Short-term borrowings	238,960	314,170
Long-term debt	59,069	58,956
Operating lease liabilities	18,991	5,751
Accrued expenses and other liabilities	71,179	64,098
Total liabilities	4,766,609	3,538,586
Stockholders’ equity
Preferred stock, $1 par value, 2,000,000 shares authorized: 0 issued and outstanding	—	—
Common stock, $1 par value, 30,000,000 shares authorized: 25,344,803 and 19,734,077 issued and outstanding	25,345	19,734
Additional paid-in capital	269,708	150,343
Retained earnings	277,012	272,705
Accumulated other comprehensive loss	(73,366)	(73,655)
Total stockholders’ equity	498,699	369,127
Total liabilities and stockholders’ equity	$5,265,308	$3,907,713

Alerus Financial Corporation and Subsidiaries

Consolidated Statements of Income

(dollars and shares in thousands, except per share data)

	Three months ended			Year ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2024	2024	2023	2024	2023
Interest Income	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Loans, including fees	$60,009	$42,593	$37,731	$183,560	$136,918
Investment securities
Taxable	5,737	4,596	6,040	19,745	24,262
Exempt from federal income taxes	166	169	182	679	740
Other	1,395	4,854	742	17,595	2,963
Total interest income	67,307	52,212	44,695	221,579	164,883
Interest Expense
Deposits	25,521	22,285	17,169	89,243	53,387
Short-term borrowings	2,837	6,706	5,292	22,584	20,976
Long-term debt	665	679	682	2,707	2,681
Total interest expense	29,023	29,670	23,143	114,534	77,044
Net interest income	38,284	22,542	21,552	107,045	87,839
Provision for credit losses	11,992	1,661	1,507	18,141	2,057
Net interest income after provision for credit losses	26,292	20,881	20,045	88,904	85,782
Noninterest Income
Retirement and benefit services	16,488	16,144	15,317	64,365	65,294
Wealth management	7,010	6,684	5,940	26,171	21,855
Mortgage banking	3,673	2,573	1,279	10,469	8,411
Service charges on deposit accounts	644	488	341	1,976	1,280
Net gains (losses) on investment securities	—	—	(24,643)	—	(24,643)
Other	6,059	2,474	2,557	11,950	8,032
Total noninterest income	33,874	28,363	791	114,931	80,229
Noninterest Expense
Compensation	26,657	21,058	19,214	87,311	76,290
Employee taxes and benefits	6,245	5,400	4,578	22,967	20,051
Occupancy and equipment expense	1,963	2,082	1,858	7,766	7,477
Business services, software and technology expense	6,935	4,879	5,686	21,758	21,053
Intangible amortization expense	2,804	1,324	1,324	6,776	5,296
Professional fees and assessments	6,530	4,267	2,345	15,162	6,743
Marketing and business development	1,050	764	1,002	3,249	3,027
Supplies and postage	726	422	521	2,046	1,796
Travel	449	330	313	1,403	1,189
Mortgage and lending expenses	571	684	501	2,162	1,902
Other	2,093	1,237	1,312	5,641	5,333
Total noninterest expense	56,023	42,447	38,654	176,241	150,157
Income before income tax expense	4,143	6,797	(17,818)	27,594	15,854
Income tax expense	921	1,590	(3,064)	6,525	4,158
Net income	$3,222	$5,207	$(14,754)	$21,069	$11,696
Per Common Share Data
Earnings per common share	$0.13	$0.26	$(0.73)	$1.00	$0.59
Diluted earnings per common share	$0.13	$0.26	$(0.73)	$0.98	$0.58
Dividends declared per common share	$0.20	$0.20	$0.19	$0.79	$0.75
Average common shares outstanding	24,857	19,788	19,761	21,047	19,922
Diluted average common shares outstanding	25,144	20,075	19,996	21,321	20,143

Alerus Financial Corporation and Subsidiaries

Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Financial Measures (unaudited)

(dollars and shares in thousands, except per share data)

	December 31,	September 30,	December 31,
	2024	2024	2023
Tangible Common Equity to Tangible Assets
Total common stockholders’ equity	$498,699	$386,486	$369,127
Less: Goodwill	87,564	46,783	46,783
Less: Other intangible assets	43,882	13,186	17,158
Tangible common equity (a)	367,253	326,517	305,186
Total assets	5,265,308	4,084,640	3,907,713
Less: Goodwill	87,564	46,783	46,783
Less: Other intangible assets	43,882	13,186	17,158
Tangible assets (b)	5,133,862	4,024,671	3,843,772
Tangible common equity to tangible assets (a)/(b)	7.15%	8.11%	7.94%
Tangible Book Value Per Common Share
Total common stockholders’ equity	$498,699	$386,486	$369,127
Less: Goodwill	87,564	46,783	46,783
Less: Other intangible assets	43,882	13,186	17,158
Tangible common equity (c)	367,253	326,517	305,186
Total common shares issued and outstanding (d)	25,345	19,790	19,734
Tangible book value per common share (c)/(d)	$14.49	$16.50	$15.46

	Three months ended			Year ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2024	2024	2023	2024	2023
Return on Average Tangible Common Equity
Net income	$3,222	$5,207	$(14,754)	$21,069	$11,696
Add: Intangible amortization expense (net of tax) (1)	2,215	1,046	1,046	5,353	4,184
Net income, excluding intangible amortization (e)	5,437	6,253	(13,708)	26,422	15,880
Average total equity	478,128	375,229	349,382	397,747	358,268
Less: Average goodwill	84,414	46,783	46,783	56,242	46,959
Less: Average other intangible assets (net of tax) (1)	34,107	10,933	14,067	17,534	15,624
Average tangible common equity (f)	359,607	317,513	288,532	323,971	295,685
Return on average tangible common equity (e)/(f)	6.01%	7.83%	(18.85)%	8.16%	5.37%
Efficiency Ratio
Noninterest expense	$56,023	$42,447	$38,654	$176,241	$150,157
Less: Intangible amortization expense	2,804	1,324	1,324	6,776	5,296
Adjusted noninterest expense (g)	53,219	41,123	37,330	169,465	144,861
Net interest income	38,284	22,542	21,552	107,045	87,839
Noninterest income	33,874	28,363	791	114,931	80,229
Tax-equivalent adjustment	385	314	226	1,202	671
Total tax-equivalent revenue (h)	72,543	51,219	22,569	223,178	168,739
Efficiency ratio (g)/(h)	73.36%	80.29%	165.40%	75.93%	85.85%

(1)	Items calculated after-tax utilizing a marginal income tax rate of 21.0%.

Alerus Financial Corporation and Subsidiaries

Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Financial Measures (unaudited)

(dollars and shares in thousands, except per share data)

	Three months ended			Year ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2024	2024	2023	2024	2023
Pre-Provision Net Revenue
Net interest income	$38,284	$22,542	$21,552	$107,045	$87,839
Add: Noninterest income	33,874	28,363	791	114,931	80,229
Less: Noninterest expense	56,023	42,447	38,654	176,241	150,157
Pre-provision net revenue	$16,135	$8,458	$(16,311)	$45,735	$17,911
Adjusted Noninterest Income
Noninterest income	$33,874	$28,363	$791	$114,931	$80,229
Less: Adjusted noninterest income items
BOLI mortality proceeds (non-taxable)	—	—	—	—	1,196
Gain on sale of ESOP trustee business	—	—	—	—	2,775
Net gains (losses) on investment securities	—	—	(24,643)	—	(24,643)
Net gain on sale of premises and equipment	3,459	476	—	3,941	50
Total adjusted noninterest income items (i)	3,459	476	(24,643)	3,941	(20,622)
Adjusted noninterest income (j)	$30,415	$27,887	$25,434	$110,990	$100,851
Adjusted Noninterest Expense
Noninterest expense	$56,023	$42,447	$38,654	$176,241	$150,157
Less: Adjusted noninterest expense items
HMNF merger- and acquisition-related expenses	3,295	1,661	—	5,546	—
Severance and signing bonus expense	2,276	31	422	2,901	1,897
Total adjusted noninterest expense items (k)	5,571	1,692	422	8,447	1,897
Adjusted noninterest expense (l)	$50,452	$40,755	$38,232	$167,794	$148,260
Adjusted Pre-Provision Net Revenue
Net interest income	$38,284	$22,542	$21,552	$107,045	$87,839
Add: Adjusted noninterest income (j)	30,415	27,887	25,434	110,990	100,851
Less: Adjusted noninterest expense (l)	50,452	40,755	38,232	167,794	148,260
Adjusted pre-provision net revenue	$18,247	$9,674	$8,754	$50,241	$40,430
Adjusted Efficiency Ratio
Adjusted noninterest expense (l)	$50,452	$40,755	$38,232	$167,794	$148,260
Less: Intangible amortization expense	2,804	1,324	1,324	6,776	5,296
Adjusted noninterest expense for efficiency ratio (m)	47,648	39,431	36,908	161,018	142,964
Tax-equivalent revenue
Net interest income	38,284	22,542	21,552	107,045	87,839
Add: Adjusted noninterest income (j)	30,415	27,887	25,434	110,990	100,851
Add: Tax-equivalent adjustment	385	314	226	1,202	671
Total tax-equivalent revenue (n)	69,084	50,743	47,212	219,237	189,361
Adjusted efficiency ratio (m)/(n)	68.97%	77.71%	78.18%	73.44%	75.50%
Adjusted Net Income
Net income	$3,222	$5,207	$(14,754)	$21,069	$11,696
Less: Adjusted noninterest income items (net of tax) (1) (i)	2,733	376	(19,468)	3,113	(16,040)
Add: HMNF day one provision for credit losses and unfunded commitments (net of tax) (1)	6,140	—	—	6,140	—
Add: Adjusted noninterest expense items (net of tax) (1) (k)	4,401	1,337	333	6,673	1,499
Adjusted net income (o)	$11,030	$6,168	$5,047	$30,769	$29,235
Adjusted Return on Average Assets
Average total assets (p)	$5,272,816	$4,298,080	$3,868,206	$4,503,493	$3,817,017
Adjusted return on average assets (o)/(p)	0.83%	0.57%	0.52%	0.68%	0.77%
Adjusted Return on Average Tangible Common Equity
Adjusted net income (o)	$11,030	$6,168	$5,047	$30,769	$29,235
Add: Intangible amortization expense (net of tax) (1)	2,215	1,046	1,046	5,353	4,184
Adjusted net income, excluding intangible amortization (q)	13,245	7,214	6,093	36,122	33,419
Average total equity	478,128	375,229	349,382	397,747	358,268
Less: Average goodwill	84,414	46,783	46,783	56,242	46,959
Less: Average other intangible assets (net of tax)	34,107	10,933	14,067	17,534	15,624
Average tangible common equity (r)	359,607	317,513	288,532	323,971	295,685
Return on average tangible common equity (q)/(r)	14.65%	9.04%	8.38%	11.15%	11.30%

(1)	Items calculated after-tax utilizing a marginal income tax rate of 21.0%.

Alerus Financial Corporation and Subsidiaries

Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Financial Measures (unaudited)

(dollars and shares in thousands, except per share data)

	Three months ended			Year ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2024	2024	2023	2024	2023
Adjusted Net Interest Margin (Tax-Equivalent)
Net interest income	$38,284	$22,542	$21,552	$107,045	$87,839
Less: BTFP cash interest income	—	4,113	—	12,494	—
Add: BTFP interest expense	—	3,717	—	11,291	—
Less: Purchase accounting net accretion	4,692	152	521	6,121	1,490
Net interest income excluding BTFP impact	33,592	21,994	21,031	99,721	86,349
Add: Tax equivalent adjustment for loans and securities	385	314	226	1,202	671
Adjusted net interest income (s)	$33,977	$22,308	$21,257	$100,923	$87,020
Interest earning assets	4,808,230	4,077,716	3,645,184	4,221,832	3,592,476
Less: Average cash proceeds balance from BTFP	—	303,043	—	231,366	—
Add: Change in unearned purchase accounting discount	4,692	152	521	6,121	1,490
Adjusted interest earning assets (t)	$4,812,922	$3,774,825	$3,645,705	$3,996,587	$3,593,966
Adjusted net interest margin (tax-equivalent) (s)/(t)	2.81%	2.35%	2.31%	2.53%	2.42%
Adjusted Earnings Per Common Share - Diluted
Adjusted net income (o)	$11,030	$6,168	$5,047	$30,769	$29,235
Less: Dividends and undistributed earnings allocated to participating securities	(16)	24	(247)	79	(5)
Net income available to common stockholders (u)	11,046	6,144	5,294	30,690	29,240
Weighted-average common shares outstanding for diluted earnings per share (v)	25,144	20,075	19,996	21,321	20,143
Adjusted earnings per common share - diluted (u)/(v)	$0.44	$0.31	$0.26	$1.44	$1.45

(1)	Items calculated after-tax utilizing a marginal income tax rate of 21.0%.

Alerus Financial Corporation and Subsidiaries

Analysis of Average Balances, Yields, and Rates (unaudited)

(dollars in thousands)

	Three months ended						Year ended
	December 31, 2024		September 30, 2024		December 31, 2023		December 31, 2024		December 31, 2023
		Average		Average		Average		Average		Average
	Average	Yield/	Average	Yield/	Average	Yield/	Average	Yield/	Average	Yield/
	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate
Interest Earning Assets
Interest-bearing deposits with banks	$74,054	5.35%	$326,350	5.47%	$33,920	3.23%	$299,625	5.39%	$35,395	3.40%
Investment securities (1)	883,116	2.68	749,062	2.55	921,555	2.70	791,111	2.60	983,545	2.56
Loans held for sale	15,409	5.60	15,795	3.20	11,421	6.01	14,180	5.90	13,217	5.46
Loans
Commercial and industrial	616,356	7.28	593,685	7.26	538,694	6.90	588,269	7.23	527,795	6.63
CRE − Construction, land and development	250,869	6.33	184,611	5.68	117,765	8.12	172,700	6.77	99,315	7.66
CRE − Multifamily	351,804	6.50	242,558	5.62	227,453	5.48	272,125	5.87	185,262	5.25
CRE − Non-owner occupied	1,002,857	6.68	663,539	5.88	519,021	5.67	712,734	6.14	498,884	5.28
CRE − Owner occupied	293,169	6.56	289,963	5.41	266,274	5.18	286,540	5.71	256,690	5.07
Agricultural − Land	59,400	5.73	42,162	4.93	41,064	4.82	45,729	5.10	39,832	4.78
Agricultural − Production	58,999	7.36	40,964	6.84	34,480	6.64	43,361	6.89	30,663	6.48
RRE − First lien	904,414	4.50	689,382	3.98	691,152	3.95	747,874	4.17	673,118	3.80
RRE − Construction	31,722	9.74	16,792	3.86	32,958	4.97	22,832	6.58	33,508	4.98
RRE − HELOC	153,344	7.60	130,705	8.00	118,722	8.37	131,617	8.02	118,653	8.07
RRE − Junior lien	47,041	6.25	36,818	5.74	36,415	6.21	38,982	6.24	35,382	5.83
Other consumer	44,959	7.19	37,768	6.76	29,510	6.33	36,252	6.81	35,971	6.06
Total loans (1)	3,814,934	6.27	2,968,947	5.73	2,653,508	5.64	3,099,015	5.93	2,535,073	5.39
Federal Reserve/FHLB stock	20,717	7.66	17,562	8.25	24,780	7.48	17,901	8.12	25,246	6.98
Total interest earning assets	4,808,230	5.60	4,077,716	5.12	3,645,184	4.89	4,221,832	5.28	3,592,476	4.61
Noninterest earning assets	464,586		220,364		223,022		281,661		224,541
Total assets	$5,272,816		$4,298,080		$3,868,206		$4,503,493		$3,817,017
Interest-Bearing Liabilities
Interest-bearing demand deposits	$1,209,674	1.98%	$1,003,595	2.31%	$798,634	1.65%	$1,010,888	2.12%	$768,238	1.29%
Money market and savings deposits	1,520,616	3.15	1,146,896	3.82	1,092,656	3.53	1,250,939	3.60	1,118,815	2.92
Time deposits	698,358	4.24	485,533	4.46	383,715	4.27	518,826	4.39	303,746	3.58
Fed funds purchased and BTFP	22,012	4.93	327,543	4.97	189,568	5.71	249,180	4.95	287,768	5.31
FHLB short-term advances	200,000	5.10	200,000	5.20	200,000	5.09	200,000	5.12	113,973	5.00
Long-term debt	59,055	4.48	59,027	4.58	58,943	4.59	59,013	4.59	58,900	4.55
Total interest-bearing liabilities	3,709,715	3.11	3,222,594	3.66	2,723,516	3.37	3,288,846	3.48	2,651,440	2.91
Noninterest-Bearing Liabilities and Stockholders' Equity
Noninterest-bearing deposits	847,153		628,114		719,895		704,463		737,365
Other noninterest-bearing liabilities	237,820		72,143		75,413		112,437		69,944
Stockholders’ equity	478,128		375,229		349,382		397,747		358,268
Total liabilities and stockholders’ equity	$5,272,816		$4,298,080		$3,868,206		$4,503,493		$3,817,017
Net interest rate spread		2.49%		1.46%		1.52%		1.80%		1.70%
Net interest margin, tax-equivalent (1)		3.20%		2.23%		2.37%		2.56%		2.46%

(1)	Taxable-equivalent adjustment was calculated utilizing a marginal income tax rate of 21.0%.